UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 28, 2013 (March 27, 2013)

American Realty Capital New York Recovery REIT, Inc.

(Exact Name of Registrant as Specified in Charter)

Maryland	000-54689	27-1065431
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

405 Park Avenue New York, New York 10022
(Address, including zip code, of Principal Executive Offices) Registrant's telephone number, including area code: (212) 415-6500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.

216-18 West 18th Street

On March 27, 2013, American Realty Capital New York Recovery REIT, Inc. (the “Company”), through a wholly owned subsidiary of its operating partnership, closed the acquisition of the fee simple interest in an institutional-quality office building located at 216-18 West 18th Street in the Chelsea neighborhood of Manhattan. The property was sold by a joint venture between Atlas Capital Group, LLC and GreenOak Real Estate Advisors, LP. The sellers do not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The contract purchase price of the property was $112.0 million, exclusive of closing costs. The Company funded the purchase price with: (i) proceeds from its ongoing initial public offering in the amount of $52.0 million; and (ii) a $60.0 million mortgage loan with Capital One, National Association, as described in more detail below in Item 2.03 – Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant of this Current Report on Form 8-K. The Company may seek to obtain further financing on the property post-closing. However, there is no guarantee that it will be able to obtain financing on terms it believes are favorable, if at all.

The property contains 165,670 rentable square feet and is 83.7% leased to five tenants: Red Bull North America, Inc.; SAE Institute of Technology (New York) Corp.; Deluxe Media Creative Services Inc.; SYPartners; and Microsoft Corporation.

The following table provides information relating to lease commencement and termination dates, rentable square feet, rental escalations, renewal options and cash rental income for the five tenants:

Tenant	Lease Commencement Date	Lease Termination Date	Rentable Square Feet	Cash Rental Income (in thousands)	Rental Escalations	Renewal Options
Red Bull North America, Inc.	March 2012	October 2027	41,642	$2,555	2.3% annually, 4.5% in 2017 and 4.0% in 2022	One – five year option
SAE Institute of Technology (New York) Corp.	December 2012	April 2023	27,008	$1,404	2.5% annually, 8.5% in 2018	One – five year option
Deluxe Media Creative Services Inc.	August 2010	August 2020	29,500	$1,153	3.2% annually	One – five year option
SYPartners	July 2010	December 2020	27,008	$1,065	2.5% annually, 10.0% in 2015 (9th floor), 5.0% in 2016 (10th floor)	One – five year option
Microsoft Corporation	August 2012	October 2017	13,504	$738	2.2% annually	One – five year option

A copy of the press release announcing the Company’s acquisition of an institutional-quality office building located at 216-18 West 18th Street in the Chelsea neighborhood of Manhattan is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

216-18 West 18th Street

On March 27, 2013, the Company, through an indirect wholly owned subsidiary of its operating partnership, incurred a $60.0 mortgage loan in connection with its acquisition of the property by Capital One, National Association. The mortgage loan bears interest at a rate of LIBOR plus 1.75% and requires monthly interest payments, with the principal balance due on the maturity date in December 2013. The loan is nonrecourse, may be accelerated only in the event of a default and may be prepaid without penalty.

Item 9.01. Financial Statements and Exhibits.

(a)(4)	The audited and unaudited financial statements relating to the property located at 216-18 West 18th Street in the Chelsea neighborhood of Manhattan described in Item 2.01 of this Current Report on Form 8-K and required by Rule 3-14 of Regulation S-X are not included in this Current Report on Form 8-K. The Company will file such financial statements with the U.S. Securities and Exchange Commission within 71 calendar days after the date that this Current Report on Form 8-K must be filed, or June 12, 2013.

(d)	Exhibits

Exhibit No.	Description
99.1	Press Release dated March 28, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL NEW YORK RECOVERY REIT, INC.

Date: March 28, 2013	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors